Exhibit 99.1

CONSENT OF EVERCORE GROUP L.L.C.

January 22, 2021

The Board of Directors

QEP Resources, Inc.

1050 17th Street, Suite 800

Denver, Colorado 80265

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated December 20, 2020, to the Board of Directors of QEP Resources, Inc. (the “Company”) as Annex B to, and reference thereto under the captions “Summary- Opinion of QEP Financial Advisor,” “Risk Factors,” “The Merger- Background of the Merger,” “The Merger- Recommendation of the QEP Board of Directors and QEP’s Reasons for the Merger,” “The Merger- Opinion of QEP’s Financial Advisor” and “The Merger- Certain QEP Unaudited Forecasted Financial Information” in the proxy statement/prospectus included in the Registration Statement on Form S-4 filed by the Diamondback Energy, Inc. (“Diamondback”) with the U.S. Securities and Exchange Commission on January 22, 2021, (the “Registration Statement”) and relating to the proposed merger involving Diamondback and the Company. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), proxy statement/prospectus or any other document, except with our prior written consent. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

EVERCORE GROUP L.L.C.

By: /s/ Daniel J. Ward

Daniel J. Ward, Senior Managing Director